UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 28, 2008

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

1000 Commerce Drive, Suite 500 Pittsburgh PA	15275
(Address of Principal Executive Offices)	(Zip Code)

(412) 506-1131

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On March 24, 2008, the Audit Committee (the “Audit Committee”) of iGate Corporation (the “Company”), as part of its annual review process, selected Ernst & Young , located at Golf View Corporate Tower B, Sector-42, Sector Road, Gurgaon-122002, Haryana, India (“E & Y India”) to serve as its independent registered public accounting firm for the year ending December 31, 2008, replacing BDO Seidman, LLP (the “Former Accounting Firm”). The decision to replace the Former Accounting Firm and select E & Y India was approved by the Audit Committee.

The Former Accounting Firm completed its procedures on March 17, 2008, coincident with the filing of the Company’s 2007 Form 10-K. During the years ended December 31, 2007 and 2006, and through March 24, 2008, there were no (a) disagreements with the Former Accounting Firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accounting Firm, would have caused the Former Accounting Firm to make reference to the subject matter thereof in connection with its reports on the Company’s financial statements for such years, or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The reports of the Former Accounting Firm on the Company’s consolidated financial statements as of and for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company has provided a copy of the foregoing disclosures to the Former Accounting Firm and requested a letter indicating whether or not it agrees with such disclosures. A copy of the letter, dated March 28, 2008, is attached hereto as Exhibit 16.1.

During the years ended December 31, 2007 and 2006, and through March 24, 2008, the Company did not consult with E & Y India regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
16.1	Letter, dated March 28, 2008 of BDO Seidman, LLP (the Former Accounting Firm)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Michael Zugay
Name:	Michael Zugay
Title:	Senior Vice President, Chief Financial Officer

March 28, 2008